Exhibit 10.5

Execution Version

WARRANT AGREEMENT

TRITIUM DCFC LIMITED

THIS WARRANT AGREEMENT (this “Agreement”), dated as of September 2, 2022, is by and among Tritium DCFC Limited, an Australian public company limited by shares (the “Company” or “DCFC”), Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, (together with Computershare, collectively, the “Warrant Agent”). Capitalized terms used in this Agreement and not otherwise defined elsewhere in this Agreement shall have the meanings set forth in Section 10 hereof.

WHEREAS, in connection with the financing under the Senior Loan Note Subscription Agreement dated as of September 2, 2022 (the “LNSA”) among the Company and the lenders party thereto (the “Lenders”), the Company is issuing to the Lenders or their affiliates warrants to subscribe for and purchase ordinary shares in the capital of DCFC (“Ordinary Shares”) (such warrants being referred to as “Warrants”) pursuant to the Subscription and Registration Rights Agreement, dated September 2, 2022 (the “Subscription Agreement”), by and among the Company and the parties listed under Holder on the signature pages thereto (each such party, together with any person or entity who hereafter becomes a party to the Subscription Agreement pursuant to Section 1.1 or 5.2 of the Subscription Agreement, a “Holder” and collectively, the “Holders”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants and the issuance of Ordinary Shares upon exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the Holders; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when, if a physical certificate is issued, executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Agreement.

2. Warrants.

2.1. Form of Warrant. Each Warrant shall be issued in registered form only and initially issued in book-entry form.

2.2. Effect of Countersignature. If a physical certificate is issued, unless and until countersigned in manual, facsimile or other electronic form by the Warrant Agent pursuant to this Agreement, such physical certificated Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3. Registration.

2.3.1. Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective Holders in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. For the avoidance of doubt, the date of issuance for a given Warrant shall be deemed to be the date specified in the instructions from the Company to the Warrant Agent instructing the issuance of such Warrant.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person or entity in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4. Fractional Warrants. The Company shall not issue fractional Warrants. If a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round up or down, as applicable, to the nearest whole number the number of Warrants to be issued to such holder.

3. Terms and Exercise of Warrants.

3.1. Exercise Price. Each Warrant shall (or if a physical certificate is issued, when countersigned by the Warrant Agent) entitle the Registered Holder thereof, subject to the provisions of such Warrant, the Subscription Agreement and of this Agreement, to subscribe for and purchase from the Company the number of Ordinary Shares stated therein (the “Warrant Shares”), at the price of $0.0001 per share (the “Exercise Price”).

3.2. Vesting and Expiration of Warrants.

3.2.1. Vesting Schedule. Subject to Section 3.2.2, the Warrants shall vest and become exercisable by each Registered Holder as follows:

(a)	One third of the Warrants will vest and be immediately exercisable upon Financial Close (as defined in the LNSA);

(b)	One third of the Warrants will vest and be exercisable on the date that is nine (9) months after the date of the Financial Close; and

(c)	One third of the Warrants will vest and be exercisable on the date that is eighteen (18) months after the date of the Financial Close.

3.2.2. Accelerated Vesting. All or any unvested Warrants shall be fully vested and become immediately exercisable for the maximum number of Ordinary Shares subject to the Warrant if:

(a)

the closing price per Ordinary Share on the Nasdaq Stock Market over any consecutive fifteen (15)-day period following the date of the Financial Close is equal to or greater than, two times the Initial Share Price;

(b)	there is a material breach by the Company of this Agreement, the Subscription Agreement or the LNSA;

(c)	there is an Event of Default (as defined in the LNSA); or

(d)

a third party other than the Registered Holders announces, or the Company announces, an intention to proceed with a transaction that would reasonably be likely to result in a Change of Control (as defined in the LNSA) or any other transaction having a substantially similar effect.

3.2.3. Expiration of Unvested Warrants. Any unvested Warrants shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease upon the earlier to occur of: (i) repayment in full of the Loans (as defined in the LNSA) under the LNSA and the termination of the LNSA and (ii) the termination of the LNSA in connection with non-occurrence of the Financial Close (the “Expiration Date”); provided, however, that notwithstanding the foregoing, any Warrants that have vested on or prior to the Expiration Date shall continue to be vested and exercisable.

3.3. Exercise of Warrants.

3.3.1. Payment. Subject to the provisions of the Warrant, the Subscription Agreement and this Agreement, a Warrant, when countersigned by the Warrant Agent if a physical certificate is issued, may be exercised to the extent vested by the Registered Holder thereof by delivering, at the office designated for such purpose, (i) a written notice (an “Exercise Notice”) of the Registered Holder’s election to subscribe for and purchase (as set forth on the Warrant) the number of Warrant Shares set forth in such Exercise Notice pursuant to the exercise of a Warrant, properly completed and duly executed by the Registered Holder on the reverse of the warrant certificate attached as Exhibit A hereto (the “Warrant Certificate”) accompanied by any evidence of authority that may be reasonably required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and (ii) the payment in full of the Exercise Price for each Warrant Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant and the issuance of such Warrant Shares, as follows:

(a)	in lawful money of the United States, by wire transfer of immediately available funds payable to the Company’s account at the Warrant Agent;

(b)

by instructing the Warrant Agent to withhold a number of Warrant Shares then issuable upon exercise of the Warrant with an aggregate Fair Market Value (as defined below) as of the Exercise Date (as defined below) equal to the aggregate Exercise Price in accordance with the following formula:

X =	Y (A-B) A

Where:

X =	the net number of Warrant Shares to be issued to the Registered Holder.

Y =	the number of Warrant Shares the Registered Holder has elected to subscribe for and purchase under the vested Warrant being exchanged.

A =	the Fair Market Value of one Ordinary Share as of the Exercise Date.

B =	Exercise Price in effect as of the Exercise Date; or

(c)	any combination of the foregoing.

(d)

Notwithstanding anything to the contrary herein, beginning on the date that is one (1) year from the issuance date of the Warrant being exercised, Holders shall only be permitted to exercise the Warrants pursuant to Section 3.3.1(b) above.

3.3.2. Issuance of Ordinary Shares on Exercise. Within five (5) Business Days of the later of the date of (i) receipt by the Company of an Exercise Notice (the “Exercise Date”) and (ii) the clearance of the funds in payment of the Exercise Price (if payment is pursuant to subsection 3.3.1(a)) (the “Share Issue Date”), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of Warrant Shares to which he, she or it is entitled to receive upon exercise of the Warrant (including any Additional Warrant Shares (as defined below) issuable pursuant to Section 3.3.3), registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position (or if a physical certificate is issued, a countersigned Warrant Certificate), as applicable, for the number of Warrant Shares as to which such Warrant shall not have been exercised. No Warrant shall be exercisable and the Company shall not be obligated to issue Warrant Shares upon exercise of a Warrant unless the Warrant Shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants. If, by reason of any exercise of Warrants on a “cashless basis” pursuant to Section 3.3.1(b), the holder of such Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Warrant Share, the Company shall, at its election, either (i) pay to the holder an amount in cash (by wire transfer of immediately available funds) equal to the product of (x) such fraction, multiplied by (y) the Fair Market Value of one Ordinary Share on the Exercise Date or (ii) round up to the nearest whole number the number of Warrant Shares to be issued to such holder. The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, such fractional interest. The number of Warrant Shares to be issued on such exercise of any Warrant will be determined by the Company (with written notice thereof to the applicable Registered Holder and the Warrant Agent) and the Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise, is accurate or correct.

3.3.3. Guaranteed Value. Within three (3) Business Days of receiving an Exercise Notice, the Company shall calculate the value of the Warrant Shares (prior to any adjustment described in this Section 3.3.3 and without taking into account any exercise on a “cashless” basis pursuant to Section 3.3.1(b)) issuable to each Registered Holder upon exercise of the Warrant (the “Issue Shares”) as follows (the “Share Valuation”):

Share Valuation = Issue Shares issuable to such Registered Holder X 5-day VWAP

Where the “5-day VWAP” means the volume-weighted average price of Ordinary Shares on the Nasdaq Stock Market for the five (5) trading days immediately preceding the Exercise Date.

If the Share Valuation is less than the Guaranteed Value (as calculated below), the Company shall, on the Share Issue Date, either:

(a)	pay the difference between the Share Valuation and the Guaranteed Value (the “Value Difference”) to such Registered Holder or as it may direct, in cash; or

(b)

adjust the number of Warrant Shares issuable on the Share Issue Date to include additional Ordinary Shares to such Registered Holder (“Additional Warrant Shares”), where such number of Additional Warrant Shares will be calculated as the Value Difference, divided by the 5-day VWAP (rounded up to the nearest whole Ordinary Share).

The Company may elect to pay the Value Difference in cash or issue Additional Warrant Shares as provided in Section 3.3.2 in its sole discretion, and in such circumstances the Registered Holder shall be deemed to have subscribed for such number of Additional Warrant Shares so calculated, except that to the extent the issue of Additional Warrant Shares would to the

Company’s actual knowledge cause a Registered Holder to hold 10% or more of the issued Ordinary Shares of the Company or a Registered Holder and its affiliates (the “Warrant Holder Affiliated Group”) to hold collectively 20% or more of the issued Ordinary Shares in the Company, the Company shall pay cash for any Additional Warrant Shares that would cause the Registered Holder or Warrant Holder Affiliated Group to exceed the 10% or 20% threshold, respectively, in lieu of issuing such Additional Warrant Shares.

The “Guaranteed Value” shall be calculated by multiplying the Issue Shares by the Initial Share Price and by the percentage in the following table that corresponds to the last date before the relevant Exercise Date:

To and Including	Percentage
24 Months from Financial Close	67%
30 Months from Financial Close	80%
Thereafter	100%

For the avoidance of doubt, if the Share Valuation equals or exceeds the Guaranteed Value, there will be no adjustment to the number of Warrant Shares issued or cash paid pursuant to this Section 3.3.3.

3.3.4. Valid Issuance; Listing. All Ordinary Shares issued upon the proper exercise of a Warrant in conformity with this Agreement and duly authorized by all necessary corporate action on the part of the Company shall be validly issued, fully paid and shall not be subject to any call for payment of any further capital (subject to full payment therefor in accordance with the terms of this Agreement). The Company shall cause the Ordinary Shares issued upon the proper exercise of a Warrant to be listed on the Nasdaq Stock Market or such other U.S. national securities exchange on which the Ordinary Shares are then listed.

3.3.5. Date of Issuance. Each person or entity in whose name any book-entry position or certificate, as applicable, for Warrant Shares and any Additional Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares and any Additional Warrant Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Exercise Price was made in accordance with Section 3.3.1, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person or entity shall be deemed to have become the holder of such Warrant Shares and any Additional Warrant Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.6. Maximum Percentage. The Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, (a) such holder or (b) such holder (together with such holder’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own 10% or more (the “Holder Maximum Percentage”) or 20% or more (the “Holder Group Maximum

Percentage”), respectively, of the Ordinary Shares issued immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by such person or its affiliates shall include the number of Ordinary Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of issued Ordinary Shares, the holder may rely on the number of issued Ordinary Shares as reflected in (1) the Company’s most recent Annual Report on Form 20-F, Current Report on Form 6-K or other public filing with the Securities and Exchange Commission (the “Commission”) as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or Computershare Inc. and Computershare Trust Company, N.A., jointly, in their capacity as the transfer agent for the Ordinary Shares (the “Transfer Agent”) setting forth the number of Ordinary Shares issued. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Ordinary Shares then issued. In any case, the number of issued Ordinary Shares shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of issued Ordinary Shares was reported.

3.3.7. Notwithstanding any other term of this Agreement, such holder shall not have the right to exercise a Warrant (and the existence of the right to exercise is conditional upon obtaining, and shall not become binding until the applicable holder obtains, a no-objection notification required to be obtained under the Foreign Acquisitions and Takeovers Act 2015 (Cth)), to the extent that the exercise of such Warrant would result in:

(a)

a person acquiring a Relevant Interest in the voting shares in the Company in breach of section 606(1) of the Australian Corporations Act 2001 (Cth) (“Corporations Act”) (or any equivalent provision); or

(b)

a “foreign person” or a “foreign government investor” (each within the meaning given to that term in the Australian Foreign Acquisitions and Takeovers Act 2015 (Cth)) acquiring Ordinary Shares in breach of the Foreign Acquisitions and Takeovers Act 2015 (Cth).

3.3.8. Cost Basis Information.

(a)

In the event of a cash exercise pursuant to Section 3.3.1(a) hereof, the Company hereby instructs the Warrant Agent to record cost basis for the newly issued Ordinary Shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

(b)

In the event of a cashless exercise pursuant to Section 3.3.1(b) hereof, the Company shall provide cost basis for the Ordinary Shares issued pursuant to a cashless exercise at the time the Company confirms the number of Warrant Shares issuable in connection with the cashless exercise to the Warrant Agent pursuant to Section 3.3.1 hereof.

4. Adjustments to Number of Warrant Shares. In order to prevent dilution of the subscription and purchase rights granted under this Agreement, the number of Warrant Shares issuable upon exercise of a Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

4.1. Adjustment to Number of Warrant Shares Upon Issuance of Ordinary Shares. Except as provided in Section 4.2 and except in the case of an event described in either Section 4.4 or Section 4.5, if the Company shall, at any time or from time to time after the date of this Agreement (the “Original Issue Date”), issue, or in accordance with Section 4.3 is deemed to have issued, any Ordinary Shares without consideration or for consideration per share less than Initial Share Price (as such amount is proportionately adjusted for stock splits, reverse stock splits, stock combinations, stock dividends and other distributions and recapitalizations affecting the Ordinary Shares after the Original Issue Date, the “Original Price”), then immediately upon such issuance (or deemed issuance), the number of Warrant Shares issuable upon exercise of any then-unexercised portion of this Warrant immediately prior to any such issuance (or deemed issuance) shall be increased to a number of Warrant Shares as is computed using the following formula:

Y =	A X B (C + D)

Where:

Y =	the increased aggregate number of Warrant Shares.

A =	the number of Warrant Shares issuable upon exercise of any then-unexercised portion of this Warrant immediately prior to such issuance (or deemed issuance).

B =	the number of Ordinary Shares actually issued immediately after such issuance (or deemed issuance).

C =	the number of Ordinary Shares actually issued immediately prior to such issuance (or deemed issuance).

D =	the aggregate number of Ordinary Shares which the aggregate amount of consideration, if any, received by the Company upon such issuance (or deemed issuance) would be able to subscribe for and purchase at the Original Price.

4.2. Exceptions to Adjustment Upon Issuance of Ordinary Shares. Anything herein to the contrary notwithstanding, there shall be no adjustment to the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

4.3. Effect of Certain Events on Adjustment to Number of Warrant Shares. For purposes of determining the adjusted number of Warrant Shares under Section 4.1 hereof, the following shall be applicable:

4.3.1. Issuance of Options. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this Section 4.3.1 and in Section 4.3.5) for which Ordinary Shares are issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Original Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of Ordinary Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options (and thereafter shall be deemed to be issued for purposes of adjusting the number of Warrant Shares under Section 4.1), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4.1) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of Ordinary Shares issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 4.3.3, no further adjustment of the number of Warrant Shares shall be made upon the actual issuance of Ordinary Shares or of Convertible Securities upon exercise of such Options or upon the actual issuance of Ordinary Shares upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

4.3.2. Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this Section 4.3.2 and in Section 4.3.5) for which Ordinary Shares are issuable upon the conversion or exchange of such Convertible Securities is less than the Original Price in effect immediately prior to the time of the granting of such Convertible Securities, then the total maximum number of Ordinary Shares issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting of such Convertible Securities (and thereafter shall be deemed to be issued for purposes of adjusting the number of Warrant Shares pursuant to Section 4.1), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4.1) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 4.3.3, no further adjustment of the number of Warrant Shares shall be made upon the actual issuance of Ordinary Shares upon conversion or exchange of such Convertible Securities or by reason of the issue of Convertible Securities upon exercise of any Options to subscribe for and purchase any such Convertible Securities for which adjustments of the number of Warrant Shares have been made pursuant to the other provisions of this Section 4.3.

4.3.3. Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting of any Options or Convertible Securities referred to in Section 4.3.1 or Section 4.3.2 hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 4.3.1 or Section 4.3.2 hereof, (C) the rate at which Convertible Securities referred to in Section 4.3.1 or Section 4.3.2 hereof are convertible into or exchangeable for Ordinary Shares, or (D) the maximum number of Ordinary Shares issuable in connection with any Options referred to in Section 4.3.1 hereof or any Convertible Securities referred to in Section 4.3.2 hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance of such Options or Convertible Securities resulted in an adjustment to the number of Warrant Shares pursuant to this Section 4) the number of Warrant Shares issuable upon exercise of this Warrant at the time of such change shall be adjusted or readjusted, as applicable, to the number of Warrant Shares which would have been in effect at such time pursuant to the provisions of this Section 4 had such Options or Convertible Securities which are still issued at the time of such change provided for such changed consideration, conversion rate, or maximum number of shares, as the case may be, at the time initially granted or issued, but only if as a result of such adjustment or readjustment, the number of Warrant Shares issuable upon exercise of this Warrant is increased.

4.3.4. Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 4 (including without limitation upon the redemption or subscribe for consideration of all or any portion of such Option or Convertible Security by the Company), the number of Warrant Shares then issuable upon exercise of this Warrant shall forthwith be changed pursuant to the provisions of this Section 4 to the number of Warrant Shares which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent still issued immediately prior to such expiration or termination, never been issued.

4.3.5. Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Original Issue Date, issue, or is deemed to have issued in accordance with Section 4.3, any Ordinary Shares, Options, or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association, or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to have been issued without consideration; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options, or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board of Directors of the Company (the “Board”) and the Holder; provided, that if the Board and the Holder are unable to agree on the net amount of any cash consideration or the fair value of any consideration other than cash or marketable securities within a reasonable period of time, such net amount of cash or fair value, as applicable, shall be determined by a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing engaged by the Company. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne by the Company.

4.3.6. Record Date. For purposes of any adjustment to the number of Warrant Shares in accordance with this Section 4, in case the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options, or Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, that if before the distribution to its holders of Ordinary Shares the Company legally abandons its plan to pay or deliver such dividend, distribution, subscription, or purchase rights, then thereafter no adjustment shall be required by the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

4.3.7. Other Dividends and Distributions. Subject to the provisions of this Section 4.3, if the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of Ordinary Shares, Options, or Convertible Securities in respect of issued Ordinary Shares), cash, or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash, or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash, or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities, cash, or other property in an amount equal to the amount of such securities, cash, or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.

4.4. Adjustment to Number of Warrant Shares Upon Dividend, Subdivision or Combination of Ordinary Shares. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Ordinary Shares or any other capital stock of the Company payable in Ordinary Shares or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization, or otherwise) its issued Ordinary Shares into a greater number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such dividend, distribution, or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split, or otherwise) its issued Ordinary Shares into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 4.4 shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective.

4.5. Adjustment to Number of Warrant Shares Upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up, or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4.4), in each case which entitles the holders of Ordinary Shares to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Ordinary Shares, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain issued and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities, or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4.5 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4.5, the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4.5 with respect to this Warrant.

4.6. Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion; provided, that no such adjustment pursuant to this Section 4.6 shall decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4.

4.7. Notices of Changes in Warrant. Upon every adjustment of the number of Warrant Shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the increase or decrease, if any, in the number of Warrant Shares which may be subscribed for and purchased upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4, 4.5 or 4.6, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether such adjustment event has occurred or to calculate any of the adjustments set forth herein. The Warrant Agent shall be fully protected in relying on any such notice and on any adjustment therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, such adjustment unless and until it shall have received such notice.

4.8. No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional Ordinary Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in an Ordinary Share, the Company shall, upon such exercise, at its election either (i) pay to the holder an amount in cash (by wire transfer of immediately available funds) equal to the product of (x) such fraction, multiplied by (y) the Fair Market Value of one Ordinary Share on the Exercise Date or (ii) round up to the nearest whole number the number of Ordinary Shares to be issued to such holder.

4.9. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of Ordinary Shares as is stated in the Warrants initially issued pursuant to the Subscription Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued (or if a physical certificate is issued, countersigned), whether in exchange or substitution for an issued Warrant or otherwise, may be in the form as so changed.

5. Transfer and Exchange of Warrants.

5.1. Restrictions on Transfer. Neither this Agreement nor any Warrant may be transferred or assigned except (i) with the written consent of the Company (which may not be unreasonably withheld or delayed) or (ii) that the Holder may assign any Warrant and its rights and obligations under this Agreement to one or more of its affiliates without the consent of the Company; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

5.2. Registration of Transfer. To the extent the transfer of a Warrant is permitted pursuant to Section 5.1, the Warrant Agent shall register the transfer, from time to time, of any issued Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with any evidence of authority that may be reasonably required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.3. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants;

provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.4. Transfers of Fractions of Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange of Warrants which would require the issuance of a Warrant Certificate or book-entry position for a fraction of a warrant.

5.5. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.6. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized, if a physical certificate is issued, to countersign, and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Redemption.

6.1. Redemption of Warrants for Cash. The Company shall have the right to redeem all or any portion of the unvested issued Warrants at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.2 below, at a redemption price per Warrant equal to the Initial Share Price (the “Redemption Price”); provided, however, that any such redemption of Warrants hereunder shall be for a minimum aggregate Redemption Price of one million U.S. dollars ($1,000,000) and shall be effected on a pro rata basis among all issued Warrants. The Company may only exercise the redemption right under this Section 6.1 three (3) times.

6.2. Date Fixed for, and Notice of, Redemption; Redemption Price. In the event that the Company elects to redeem the Warrants pursuant to Section 6.1 hereof, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be transmitted and/or mailed (by first class mail, postage prepaid), by the Company not less than thirty (30) days prior to the Redemption Date to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice transmitted or mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1. No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of stockholders of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant Certificate is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may, absent notice to Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, on such terms as to indemnity or otherwise as they may in their discretion impose (which terms shall in all cases include posting of a lost security bond by or on behalf of the Registered Holder holding the Warrant Agent and the Company harmless, and in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any Warrant represented by such new Warrant Certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant Certificate shall be at any time enforceable by anyone.

7.3. Registration of Warrants and Ordinary Shares. The Company shall provide the holders of the Warrants with certain registration rights pursuant to that certain Subscription Agreement entered into in connection with the issuance of the Warrants.

8. Concerning the Warrant Agent and Other Matters.

8.1. Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Ordinary Shares upon the exercise of the Warrants, but neither the Company nor the Warrant Agent shall be obligated to pay any transfer taxes in respect of the Warrants or such Ordinary Shares, save as expressly stated in this Section 8.1. The Warrant Agent shall not register any transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax, if any, has been paid.

8.2. Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation or other entity organized and existing under the laws of the United States of America, or any state thereof, in good standing and having its principal office in the United States of America, and authorized under such laws to exercise corporate trust or stock transfer powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent not later than the effective date of any such appointment.

8.2.3. Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3. Fees and Expenses of Warrant Agent.

8.3.1. Remuneration. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Warrant Agent, its reasonable and documented expenses and counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, execution, administration, delivery and amendment of this Agreement and the exercise and performance of its duties hereunder.

8.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4. Liability of Warrant Agent.

8.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, Secretary or Chairman of the Board and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under this Agreement in reliance upon such certificate.

8.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities loss, damage, judgment, fine, penalty, claim, demand, settlement, reasonable cost or expense that is paid, incurred or to which it becomes subject, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent for any action taken, suffered or omitted to be taken by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights under this Agreement, except (i) as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith (in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction); or (ii) any tax imposed on or calculated as a result of the net income received or receivable by the Warrant Agent under applicable law. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever, even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Notwithstanding anything to the contrary herein, any liability, other than liability arising out of or attributable to the Warrant Agent’s gross negligence, willful misconduct or bad faith (in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction) of the Warrant Agent under this Agreement shall be limited to the amount of fees (but not including any reimbursed costs) paid by the Company to the Warrant Agent during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

8.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except if a physical certificate is issued, its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Ordinary Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Ordinary Shares shall, when issued, be valid and fully paid and not subject to any call for the payment of further capital.

8.5. Other Rights of the Warrant Agent.

8.5.1. Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such opinion or advice.

8.5.2. Reliance on Attorneys and Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

8.5.3. Company Instructions. The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

8.5.4. No Risk of Own Funds. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

8.5.5. Opinion of Counsel. The Company shall provide an opinion of counsel reasonably satisfactory to the Warrant Agent prior to the effective date of this Agreement which shall state that all Warrants or Ordinary Shares, as applicable, are: (1) registered under the Securities Act of 1933, as amended (the “Securities Act”), or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the Warrants; and (2) validly issued, fully paid and non-assessable.

8.5.6. Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company and shall distribute or apply, as applicable, such Funds in accordance with the terms and conditions herein. Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

8.6. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the express terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the subscription and purchase of Ordinary Shares through the exercise of the Warrants.

8.7. Survival. The obligations of the Company under this Section 8 shall survive the termination of this Agreement, the resignation, replacement or removal of the Warrant Agent and the exercise, termination and expiration of the Warrant.

8.8. Delivery of Exercise Price. The Warrant Agent shall forward funds received for warrant exercises in a given month by the fifth (5th) Business Day of the following month by wire transfer to an account designated by the Company.

8.9. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to (i) subpoenas from state or federal government authorities (e.g., in divorce and criminal actions) or (ii) securities law disclosure rule or disclosure rules of the Commission or any stock exchange. However, each party hereto may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, employees and advisors to the extent reasonably necessary to perform its duties and obligations hereunder.

9. Miscellaneous Provisions.

9.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Tritium DCFC Limited

48 Miller Street

Murarrie, QLD 4172

Australia

Attention: Company Secretary

Email: legal@tritium.com.au

With a copy to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Christopher Lueking

Email: Christopher.Lueking@lw.com

and

Corrs Chambers Westgarth

Level 42, 111 Eagle Street

Brisbane, QLD 4000

Australia

Attention: Alex Feros

Email: Alexandra.Feros@corrs.com.au

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be in writing and sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attn: Client Services

9.3. Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement, including under the Securities Act, shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York (and the appellate courts thereof), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive; provided, however, that the foregoing shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the Company and the Warrant Agent may mutually agree to a jurisdiction other than New York for any litigation directly between the Company and the Warrant Agent arising out of or relating to this Agreement.

9.4. Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

9.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

9.7. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8. Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments shall require the vote or written consent of the Registered Holders holding 66-2/3% of the issued Warrants. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. As a condition precedent to the execution by the Warrant Agent of an amendment to this Agreement, the Company shall deliver a certificate from an authorized signatory which states that the proposed amendment is in compliance with the terms of this Section 9.8. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Warrant Agent’s own rights, duties, immunities or obligations under this Agreement.

9.9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable; provided, however, that if any excluded provision shall materially affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

9.10. Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, epidemics, pandemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

9.11. Entire Agreement. This Agreement, together with the Warrant Certificate, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms of this Agreement control and supersede any provision in the Warrant Certificate or the Subscription Agreement concerning the duties, obligations and immunities of the Warrant Agent.

10. Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Business Day” shall mean a day, other than a Saturday, Sunday or federal holiday, on which banks in New York City, New York and Brisbane, Australia are generally open for normal business.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Ordinary Shares, but excluding Options.

“Excluded Issuances” means any issuance (or deemed issuance in accordance with Section 4.3) by the Company after the Original Issue Date of: (a) Ordinary Shares issued upon the exercise of this Warrant; (b) up to $100 million in Ordinary Shares issued in a continuous offerings pursuant to an “at-the-market” program or committed equity facility; or (c) up to an aggregate of 10,000,000 Ordinary Shares (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends, and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company, or their retention as consultants by the Company, in each case authorized by the Company’s Board of Directors and issued pursuant to the Tritium DCFC Limited Long-Term Incentive Plan, Shadow Equity Employee Scheme of Tritium Technologies, LLC, Shadow Equity Employee Scheme of Tritium Technologies B.V. and Shadow Equity Employee Scheme of Tritium Pty Ltd.

“Fair Market Value” as of a particular date means the closing price of the Ordinary Shares on the Nasdaq Stock Market on such date.

“Financial Close” shall have the meaning given in the LNSA.

“Initial Share Price” means the volume-weighted average price (VWAP) of the Ordinary Shares on the Nasdaq Stock Market for the thirty (30) trading days preceding, but excluding, the date that the Utilisation Request (as defined in the LNSA) is submitted under the LNSA.

“Options” means any warrants or other rights or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Relevant Interest” has the meaning it has in sections 608 and 609 of the Corporations Act 2001 (Cth).

Exhibit A — Form of Warrant Certificate

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TRITIUM DCFC LIMITED, an Australian public company in accordance with section 127 of the Corporations Act 2001 (Cth)

By:	/s/ Jane Hunter
Name: Jane Hunter
Title: Chief Executive Officer and Director

By:	/s/ Michael R. Collins
Name: Michael R. Collins
Title: General Counsel and Company Secretary

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Collin Ekegu
Name: Collin Ekegu
Title: Manager, Corporate Actions

[Signature Page to Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (B) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO SUCH EFFECT HAS BEEN RENDERED.

Number

Warrants

TRITIUM DCFC LIMTED

an Australian public company limited by shares

Warrant Certificate

This Warrant Certificate certifies that _____________________________, or its registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to subscribe for and purchase ordinary shares (“Ordinary Shares”) of Tritium DCFC Limited, an Australian public company limited by shares (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to on the reverse hereof, to receive from the Company that number of fully paid and validly issued Ordinary Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America (or through “cashless exercise” as provided for in the Warrant Agreement) upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant shall entitle the holder to subscribe for and purchase one fully paid and validly issued Ordinary Share on the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The initial Exercise Price per Ordinary Share for each Warrant is equal to $0.0001 per share.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised as follows:

(a)	One third of the Warrants will vest and be immediately exercisable upon Financial Close (as defined in the LNSA);

(b)	One third of the Warrants will vest and be exercisable on the date that is nine (9) months after the date of the Financial Close; and

(c)	One third of the Warrants will vest and be exercisable on the date that is eighteen (18) months after the date of the Financial Close.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

TRITIUM DCFC LIMITED

By:
Name:
Title:

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Certificate]

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued or to be issued pursuant to the Warrant Agreement dated as of September 2, 2022 (the “Warrant Agreement”), duly executed and delivered by the Company to Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (the “Warrant Agent”), and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

The holder of Warrants evidenced by this Warrant Certificate may exercise vested Warrants by surrendering this Warrant Certificate, with the form of written notice of the holder’s election to subscribe for and purchase Ordinary Shares as set forth hereon, properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, at its election, either (i) pay to the holder of the Warrant an amount in cash (by wire transfer of immediately available funds) equal to the product of (x) such fraction, multiplied by (y) the Fair Market Value of one Ordinary Share on the Exercise Date or (ii) round up to the nearest whole number the number of Ordinary Shares to be issued to such holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Notice of Election to Subscribe and Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to subscribe for and receive ________________Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of Tritium DCFC Limited (the “Company”) in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of _______________________________, whose address is ________________________________ and that such Ordinary Shares be delivered to whose address is __________________________. If said number of Ordinary Shares are less than all of the Ordinary Shares which may be subscribed for and purchased hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of __________________________, whose address is __________________________________ and that such Warrant Certificate be delivered to ________________________________, whose address is ________________________________.

In the event that the Warrant is exercised in accordance with the Warrant Agreement through “cashless” exercise (i) the number of Ordinary Shares that this Warrant is exercisable for will be determined in accordance with Section 3.3.1 of the Warrant Agreement; and (ii) the holder hereof shall complete the following:

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares which may be subscribed for and purchased hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of __________________________, whose address is __________________________ and that such Warrant Certificate be delivered to __________________________, whose address is __________________________.

[Signature Page Follows]

Date: , 20__

(Signature)

(Name)

(Address)

(Tax Identification Number)

A-7